Exhibit 10.3

THIS MANAGEMENT AGREEMENT is dated 1st June 2020

BETWEEN

(1)	INNOVATIVE EYEWEAR INC a Florida corporation whose office is at 12000 Biscayne Bl, Suite 216, North Miami, FL 33181 (“Company”); and

(2)	TEKCAPITAL EUROPE LTD whose registered office is at 12 New Fetter Lane, London, United Kingdom, EC4A 1JP (“Tek”).

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Commencement Date” means 1st June 2020.

“Party” means a party to this Agreement.

“Representatives” means the employees, officers, agents, advisers, consultants, subcontractors and other representatives of the Recipient.

“Services” means the services to be provided by Tek set out in Schedule 1 (Services).

1.2	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.	SERVICES

2.1	The Company engages and retains Tek on the terms and conditions set out in this Agreement to provide Services to the Company.

2.2	Tek shall devote time, team members, resources and effort to the Company, shall use reasonable care and skill in carrying out the Services, shall provide the Services in accordance with the applicable law and will not do anything to bring the Company and/or its partners into disrepute.

3.	TERM

This Agreement shall commence on the Commencement Date and shall (except as expressly provided otherwise in this Agreement) continue in force until terminated in accordance with the terms of this Agreement.

4.	COMPENSATION AND EXPENSES

4.1	The Company will compensate Tek for a Quarterly Retainer Fee of USD $25,000 (exclusive of any appropriate taxes) which is effective from the Commencement Date and such other compensation as shall be determined by the Parties. The Quarterly Retainer fee shall be payable in equal quarterly instalments on the first applicable business day commencing on the 1st June 2020. Payment date maybe extended as parties may agree.

4.2	Tek shall be reimbursed all related expenses by the Company.

5.	LIABILITY

Tek shall have no liability and its team members shall have no personal liability for any loss, liability, costs or expenses arising from their involvement with the Company.

6.	STATUS

Tek will be an independent contractor and nothing in this Agreement shall render Tek or its Representatives an employee, worker or agent of the Company.

7.	TERMINATION

7.1	This Agreement can be terminated with 30 calendar days written notice to the other Party with such notice deemed to be effective as at the date of receipt.

7.2	On termination of this Agreement:

7.2.1	The Company shall immediately pay to Tek all outstanding unpaid amounts and, in respect of Services supplied or due over the notice period, Tek will submit an invoice, which shall be payable upon receipt.

7.2.2	The accrued rights, remedies, obligations and liabilities of the Parties as at termination shall not be affected, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination.

7.2.3	Clauses which expressly or by implication have effect after termination shall continue in full force and effect, include the following Clauses: Clause 2 (Services), Clause 3 (Term), Clause 4 (Compensation and Expenses), Clause 5 (Liability), Clause 11 (Severance) and Clause 14 (Governing Law).

7.3	No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous drafts, arrangements, understandings or agreements between them, whether written or oral, relating to the subject matter of this Agreement.

9.	COSTS AND EXPENSES

Except as provided otherwise in this Agreement, each Party shall pay the costs and expenses incurred by it in connection with this Agreement.

10.	VARIATION

This Agreement may only be varied by a document signed by both Tek and the Company.

11.	SEVERANCE

If any term or provision of this Agreement is declared invalid, void or unenforceable, such provision shall, to the extent required, be considered severed or deemed to be deleted from this Agreement and all other terms and provisions of this Agreement shall otherwise remain in full force and effect.

12.	ASSIGNMENT

Either Party may assign or transfer its rights and/or obligations under this Agreement without written consent from the other Party.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the document.

14.	GOVERNING LAW AND JURISDICTION

14.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English Law.

14.2	The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of this Agreement.

SCHEDULE 1

THE SERVICES

Tek shall provide the services indicated below:

1.	Provide support and advice to the Company in accordance with their area of expertise.

2.	Undertake research, technical review, legal review, recruitment, software development, marketing, public relations and advertisement.

3.	If available, to attend conference calls with identified individuals as shall be agreed between Tek and the Company.

4.	Provide advice, assistance and consultation services to support the Company or in relation to any other related matter.

5.	Carry out such other functions as agreed between Tek and the Company.

SIGNATURES

INNOVATIVE EYEWEAR INC.

Director

TEKCAPITAL EUROPE LIMITED

Director